                      Infinite, Information, Innovations.           Exhibit 99.1
--------------------------------------------------------------------------------
                       [LETTER HEAD OF PROQUEST COMPANY]

Contacts:

Kevin Gregory                                 Mark Trinske
Senior Vice President,                        Vice President, Investor Relations
Chief Financial Officer                       (734) 997-4910
(734) 997-4925                                mark.trinske@proquest.com
kevin.gregory@proquest.com

                  PROQUEST REPORTS REVENUE GROWTH OF 6 PERCENT
         AND EARNINGS PER SHARE OF $0.43 FOR THE SECOND QUARTER OF 2003

ANN ARBOR, Mich., July 22, 2003 - ProQuest Company (NYSE: PQE), a leading publisher of information solutions and content for the library, classroom, automotive and powersports markets, today reported year-over-year growth in revenue, earnings and free cash flow for the second quarter ended June 28, 2003.

     "We secured important new contracts in the second quarter at both our business segments. Our electronic products continue to perform well. However, we are still operating in an environment where tight library budgets are having a significant impact on sales of non-subscription microfilm backfile products," said Alan Aldworth, president and chief executive officer of ProQuest Company.

Second Quarter 2003 Highlights

     . Revenues were $115.1 million, compared with $109.0 million in the second quarter of 2002.
     . EBIT was $23.7 million for the quarter, compared with 2002 second quarter EBIT of $23.3 million.
     . Net earnings for the quarter increased 21 percent to $12.3 million, or $0.43 per fully diluted share, compared with net earnings of $10.2 million or $0.40 per fully diluted share one year ago.
     . Free cash flow, which the company defines as operating cash flow less capital expenditures and software spending, was a use of $15.9 million for the quarter, compared with a use of $17.6 million in the second quarter of 2002, an improvement of $1.7 million.

ProQuest Reports Q2 2003 Earnings, Page 2 of 13

     . Capital expenditures were $8.8 million, compared to $14.2 million for the second quarter of 2002, a reduction of 38 percent.
     . Software spending was $3.4 million, compared to $6.6 million for the second quarter of 2002, a reduction of 48 percent.
     . At June 28, 2003, debt, net of cash and cash equivalents was $217.3 million, an increase of $11.7 million over the first quarter of 2003.

ProQuest Information and Learning

     Information and Learning's second quarter revenues increased 6 percent to $68.9 million, compared with $65.0 million one year ago. Second quarter EBIT of $13.4 million increased 2 percent compared with $13.1 million in the year-ago quarter. "As expected, EBIT growth was impacted by a $2.8 million increase in depreciation and amortization expense compared to the second quarter of 2002," said Kevin Gregory, senior vice president and chief financial officer of ProQuest Company. "This additional depreciation and amortization is the result of investments for new products that are entering the market," added Gregory.

Product Line Detail

     Sales of classroom products in the quarter increased 93 percent over the prior year to $2.1 million. Information and Learning's electronic products also continued to perform well in the second quarter of 2003. Sales of published products grew 7 percent over the prior year, to $24.0 million for the quarter. Sales of general reference products increased by 32 percent to $18.2 million, mainly as a result of Bigchalk revenues.

     "The integration of Bigchalk was completed in the second quarter as planned," said Kevin Gregory. "Bigchalk products contributed to both revenue and EBIT in the second quarter, and during the second half of this year their margin contribution should be similar to other Information and Learning electronic products," Gregory added.

     Sales of traditional products were $24.7 million, an 11 percent decline compared to the second quarter of 2002. This was the result of lower sales of non-subscription microfilm as tight library budgets caused a decline in archival backfile purchases.

                                     -more-

ProQuest Reports Q2 2003 Earnings, Page 3 of 13

Information and Learning Highlights

     . Introduced the next-generation interface for ProQuest database products. This new interface is easier to use and more powerful than ever.
     . Gained rights to add 30 distinguished University of California Press journals to the ProQuest online information service.
     . Completed the digitization of The Washington Post for ProQuest Historical Newspapers.
     . As announced yesterday, acquired SIRS Publishing, Inc., the highly respected publisher of SIRS Researcher, SIRS Discoverer and SIRS Enduring Issues.

ProQuest Business Solutions

     At Business Solutions, second quarter revenues increased 5 percent to $46.2 million, compared with $44.0 million in the second quarter of 2002. Second quarter 2003 EBIT was $13.8 million, an increase of 5 percent over EBIT of $13.1 million in the second quarter of 2002.

Product Line Detail

     Business Solutions' second quarter results were driven by sales of automotive parts and service products, which were up 4 percent to $30.3 million, and sales of dealership performance management products, which increased 16 percent to $8.4 million. Sales of Powersports' electronic products grew 2 percent to $6.7 million.

Business Solutions Highlights

     . Awarded a contract by General Motors Europe to provide Standards Monitoring for the GM brand family (Opel, Vauxhall, Saab and Daewoo) across Europe, to assist with compliance with the European Common Market's new competition regulations.
     . Signed a new contract to provide electronic parts and service products to the 12,000 dealerships of Tecumseh Engine & Transmission Group.
     . Selected by Ingersoll-Rand Air Solutions to provide its Internet-based parts identification system.

                                     -more-

ProQuest Reports Q2 2003 Earnings, Page 4 of 13

     . Signed a letter of intent with Mitsubishi Motors Corporation to develop an automotive electronic parts catalog for their dealers worldwide.

Consolidated First Half 2003 Highlights

     . Revenues were up 7 percent to $226.9 million, compared with $211.7 million in the first half of 2002.
     . EBIT was $45.9 million for the first half, an increase of 5 percent over 2002 first half EBIT of $43.8 million.
     . Net earnings for the first half increased 28 percent to $23.5 million, or $0.84 per fully diluted share, compared with net earnings of $18.4 million or $0.74 per fully diluted share one year ago.
     . First half free cash flow was a use of $10.7 million, an improvement of $32.1 million over the first half of 2002.

2003 Outlook and Guidance

     For the third quarter of 2003, the company projects revenue growth in the range of 10 to 15 percent compared to the same quarter in 2002. Earnings per share in the third quarter of 2003 are projected within a range of $0.40 to $0.50.

     For the full year, ProQuest confirms its previous guidance of 11 to 13 percent revenue growth, EPS of $1.80 to $1.85, and free cash flow of $35 to $40 million. The company also continues to project capital spending of $50 to $55 million, and software spending of $11 to $13 million for 2003.

     "We are continuing to see pressure on top line revenue growth as the education economy shows no sign of improvement and library budgets remain tight. However, we believe our guidance is realistic and achievable. We remain confident in our ability to produce earnings per share of $1.80 to $1.85, and free cash flow of $35 to $40 million for 2003," said Alan Aldworth.

                                     -more-

ProQuest Reports Q2 2003 Earnings, Page 5 of 13

Basis of Presentation

     The financial results in this press release are presented in accordance with generally accepted accounting principles (GAAP), except for references to earnings before interest and taxes (EBIT), which excludes interest and income taxes; earnings before interest, taxes, depreciation and amortization (EBITDA), which excludes interest, income taxes, depreciation and amortization; debt, net of cash and cash equivalents (net debt); and free cash flow. Reconciliations of non-GAAP amounts to the company's GAAP results are attached.

     EBIT and free cash flow are key metrics used by ProQuest Company to assess the performance of its business segments. Free cash flow also provides a measure of the company's cash flows after all operational expenditures. EBITDA provides useful information about how ProQuest Company's management assesses the company's ability to fund working capital items and capital expenditures as well as service its debt. The company's ability to fund working capital items, fund capital expenditures and service debt in the future, however, may be affected by other operating or legal requirements. EBITDA is also a component of ProQuest's debt covenants under both its senior notes and revolving credit facility. Debt, net of cash and cash equivalents, provides a source of consistent measurement from period to period of the company's outstanding debt commitments, net of any cash on hand that may be utilized to pay down the debt balance.

Conference Call
To participate in a conference call and question and answer session regarding second quarter with ProQuest's senior management, call 888-688-0384 (International 706-679-7706), using the password ProQuest Company, at 5:00 p.m.
(ET) on Tuesday, July 22, 2003. For your convenience, the call will be taped and archived until August 1, 2003 and can be accessed by calling 706-645-9291, and entering ID#1098594. This conference call may also be accessed over the Internet at www.proquestcompany.com or www.streetevents.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at the StreetEvents website.

About ProQuest Company
ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading publisher of value-added information and content for the library, classroom, automotive and powersports markets. We provide products and services to our customers through two business segments: Information & Learning and Business Solutions. Through our Information & Learning segment, which primarily serves the library and classroom markets, we aggregate and publish value-added content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. It also provides dealers in the powersports (motorcycle, marine, RV and outdoor power) markets with management systems that enable them to manage their inventory, customer service and other aspects of their businesses.

                                     -more-

ProQuest Reports Q2 2003 Earnings, Page 6 of 13

Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, among other things, the company's ability to successfully integrate acquisitions and reduce costs, global economic conditions, product demand, financial market performance, and other risks listed under "Risk Factors" in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", "projects", "intends", "prospects", "priorities", or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

                                     -more-

ProQuest Reports Q2 2003 Earnings, Page 7 of 13

                        PROQUEST COMPANY AND SUBSIDIARIES
                              RESULTS OF OPERATIONS
                      (In Millions, Except Per Share Data)

                                               Second Quarter Ended
                                   -------------------------------------------
                                      June      % of         June       % of
                                      2003      Sales        2002       Sales
                                   -------------------    --------------------
Net sales                          $   115.1       100%   $   109.0        100%
Cost of sales                          (57.9)      (50%)      (51.6)       (47%)
                                   -------------------    --------------------
Gross profit                            57.2        50%        57.4         53%
R&D expense                             (4.0)       (3%)       (5.5)        (5%)
SG&A expense                           (26.0)      (23%)      (25.7)       (24%)
Corporate expense                       (3.5)       (3%)       (2.9)        (3%)
                                   -------------------    --------------------
Earnings from operations before
 interest and income taxes              23.7        21%        23.3         21%
Net interest expense:
   Interest income                       0.2        --          0.6          1%
   Interest expense                     (4.7)       (4%)       (7.5)        (7%)
                                   -------------------    --------------------
Net interest expense                    (4.5)       (4%)       (6.9)        (6%)
                                   -------------------    --------------------
Earnings before income taxes            19.2        17%        16.4         15%
Income tax expense                      (6.9)       (6%)       (6.2)        (6%)
                                   -------------------    --------------------
Net earnings                       $    12.3        11%   $    10.2          9%
                                   ===================    ====================

------------------------------------------------------------------------------
Shares (Basic)                        28.057                 24.620
Shares (Diluted)                      28.319                 25.153
EPS (Basic)                             0.44                   0.41
EPS (Diluted)                           0.43                   0.40
------------------------------------------------------------------------------

                                     -more-

ProQuest Reports Q2 2003 Earnings, Page 8 of 13

                        PROQUEST COMPANY AND SUBSIDIARIES
                              RESULTS OF OPERATIONS
                      (In Millions, Except Per Share Data)

                                                   Year to Date
                                   -------------------------------------------
                                      June      % of         June       % of
                                      2003      Sales        2002       Sales
                                   -------------------    --------------------
Net sales                          $   226.9       100%   $   211.7        100%
Cost of sales                         (113.9)      (50%)      (99.4)       (47%)
                                   -------------------    --------------------
Gross profit                           113.0        50%       112.3         53%

R&D expense                             (9.0)       (4%)      (10.5)        (5%)
SG&A expense                           (51.5)      (23%)      (52.0)       (25%)
Corporate expense                       (6.6)       (3%)       (6.0)        (3%)
                                   -------------------    --------------------
Earnings from operations before
 interest and income taxes              45.9        20%        43.8         20%
Net interest expense:
   Interest income                       0.4        --          1.1          1%
   Interest expense                     (9.5)       (4%)      (15.2)        (7%)
                                   -------------------    --------------------
Net interest expense                    (9.1)       (4%)      (14.1)        (6%)
                                   -------------------    --------------------
Earnings before income taxes            36.8        16%        29.7         14%
Income tax expense                     (13.3)       (6%)      (11.3)        (5%)
                                   -------------------    --------------------
Net earnings                       $    23.5        10%   $    18.4          9%
                                   ===================    ====================

------------------------------------------------------------------------------
Shares (Basic)                        28.034                 24.375
Shares (Diluted)                      28.155                 24.913
EPS (Basic)                             0.84                   0.76
EPS (Diluted)                           0.84                   0.74
------------------------------------------------------------------------------

                                     -more-

ProQuest Reports Q2 2003 Earnings, Page 9 of 13

                        PROQUEST COMPANY AND SUBSIDIARIES
                              RESULTS OF OPERATIONS
                                  (In Millions)

                                             Second Quarter Ended
                                --------------------------------------------
                                    June            June          % Inc./
                                    2003            2002           (Dec.)
                                --------------------------------------------
Net Sales
---------
Information and Learning        $       68.9    $       65.0           6%
Business Solutions                      46.2            44.0           5%
                                ------------    ------------
   Total Net Sales              $      115.1    $      109.0           6%
                                ============    ============

EBIT (1), (3)
-------------
Information and Learning        $       13.4    $       13.1           2%
Business Solutions                      13.8            13.1           5%
Corp./Other                             (3.5)           (2.9)        (21%)
                                ------------    ------------
   Total EBIT                   $       23.7    $       23.3           2%
                                ============    ============

EBITDA (2), (3)
---------------
Information and Learning        $       26.5    $       23.4          13%
Business Solutions                      15.2            14.4           6%
Corp./Other                             (3.5)           (2.9)        (21%)
                                ------------    ------------
   Total EBITDA                 $       38.2    $       34.9           9%
                                ============    ============

Other Data
----------
Capital Expenditures            $        8.8    $       14.2         (38%)
Software spending               $        3.4    $        6.6         (48%)

(1) EBIT is defined as earnings from operations before interest and income taxes.

(2)  EBITDA is defined as EBIT plus depreciation and amortization.

(3)  See "Reconciliation of Non-GAAP Measures".

                                     -more-

ProQuest Reports Q2 2003 Earnings, Page 10 of 13

                        PROQUEST COMPANY AND SUBSIDIARIES
                              RESULTS OF OPERATIONS
                                  (In Millions)

                                                Year to Date
                                --------------------------------------------
                                    June            June          % Inc./
                                    2003            2002           (Dec.)
                                --------------------------------------------
Net Sales
---------
Information and Learning        $      134.7    $      125.2           8%
Business Solutions                      92.2            86.5           7%
                                ------------    ------------
   Total Net Sales              $      226.9    $      211.7           7%
                                ============    ============

EBIT (1), (3)
-------------
Information and Learning        $       26.2    $       25.9           1%
Business Solutions                      26.3            23.9          10%
Corp./Other                             (6.6)           (6.0)        (10%)
                                ------------    ------------
   Total EBIT                   $       45.9    $       43.8           5%
                                ============    ============

EBITDA (2), (3)
---------------
Information and Learning        $       52.7    $       46.9          12%
Business Solutions                      29.1            26.6           9%
Corp./Other                             (6.5)           (6.0)         (8%)
                                ------------    ------------
   Total EBITDA                 $       75.3    $       67.5          12%
                                ============    ============

Other Data
----------

Capital Expenditures            $       25.2    $       29.8         (15%)
Software spending               $        9.1    $       11.7         (22%)
Debt, net of cash and cash
 equivalents (3)                $      217.3    $      191.2          14%

(1) EBIT is defined as earnings from operations before interest and income taxes.

(2)  EBITDA is defined as EBIT plus depreciation and amortization.

(3)  See "Reconciliation of Non-GAAP Measures".

                                     -more-

ProQuest Reports Q2 2003 Earnings, Page 11 of 13

                       RECONCILIATION OF NON-GAAP MEASURES
                                  (In Millions)

Reconciliations of non-GAAP measures to GAAP measures:

EBITDA & EBIT
-------------

                                          Second Quarter Ended June 2003                  Second Quarter Ended June 2002
                                   ---------------------------------------------   ---------------------------------------------
                                                             Corp./                                          Corp./
                                     PQIL        PQBS        Other       Total       PQIL        PQBS        Other       Total
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
EBITDA                             $    26.5   $    15.2   $    (3.5)  $    38.2   $    23.4   $    14.4   $    (2.9)  $    34.9
Less: Depreciation & Amortization      (13.1)       (1.4)         --       (14.5)      (10.3)       (1.3)         --       (11.6)
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
EBIT                               $    13.4   $    13.8   $    (3.5)  $    23.7   $    13.1   $    13.1   $    (2.9)  $    23.3
                                   =========   =========   =========               =========   =========   =========
Less: Net Interest Expense                                                  (4.5)                                           (6.9)
Less: Income Tax Expense                                                    (6.9)                                           (6.2)
                                                                       ---------                                       ---------
Net Earnings                                                           $    12.3                                       $    10.2
                                                                       =========                                       =========

                                              Year to Date June 2003                          Year to Date June 2002
                                   ---------------------------------------------   ---------------------------------------------
                                                             Corp./                                          Corp./
                                     PQIL        PQBS        Other       Total       PQIL        PQBS        Other       Total
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
EBITDA                             $    52.7   $    29.1   $    (6.5)  $    75.3   $    46.9   $    26.6   $    (6.0)  $    67.5
Less: Depreciation & Amortization      (26.5)       (2.8)       (0.1)      (29.4)      (21.0)       (2.7)         --       (23.7)
                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

EBIT                               $    26.2   $    26.3   $    (6.6)  $    45.9   $    25.9   $    23.9   $    (6.0)  $    43.8
                                   =========   =========   =========               =========   =========   =========
Less: Net Interest Expense                                                  (9.1)                                          (14.1)
Less: Income Tax Expense                                                   (13.3)                                          (11.3)
                                                                       ---------                                       ---------
Net Earnings                                                           $    23.5                                       $    18.4
                                                                       =========                                       =========

Debt, net of cash and cash equivalents
--------------------------------------

                                     June      December      June
                                     2003        2002        2002
                                   ---------   ---------   ---------
Long-term debt, less current
 maturities                        $   218.0   $   187.0   $   200.0
Current maturities of long-term
 debt                                     --          --         0.2
Notes payable                             --         0.1          --
Less: Cash and cash equivalents         (0.7)       (1.8)       (9.0)
                                   ---------   ---------   ---------
Net debt                           $   217.3   $   185.3       191.2
                                   =========   =========   =========

Free cash flow
--------------

                                Second Quarter Ended         Year to Date
                                ---------------------    ---------------------
                                  June        June         June        June
                                  2003        2002         2003        2002
                                ---------   ---------    ---------   ---------

Free cash flow                  $   (15.9)  $   (17.6)   $   (10.7)  $   (42.8)
Expenditures for software             3.4         6.6          9.1        11.7
Expenditures for property,
 plant, equipment and
 product masters                      8.8        14.2         25.2        29.8
                                ---------   ---------    ---------   ---------
Net cash (used in) provided by
 operating activities           $    (3.7)  $     3.2    $    23.6   $    (1.3)
                                =========   =========    =========   =========

                                     -more-

ProQuest Reports Q2 2003 Earnings, Page 12 of 13

                        PROQUEST COMPANY AND SUBSIDIARIES
                            CONDENSED BALANCE SHEETS
                                 (In Thousands)

                                     ASSETS

                                             June 28,   December 28,   June 29,
                                               2003         2002         2002
                                            ----------   ----------   ----------
Cash and cash equivalents                   $      728   $    1,782   $    8,986
Accounts receivable, net                        79,224      103,517       73,200
Inventory, net                                   5,367        4,909        4,407
Other current assets                            34,260       25,475       38,810
                                            ----------   ----------   ----------
Total current assets                           119,579      135,683      125,403
Net property, plant, equipment and
 product masters                               177,904      173,230      163,385

Long-term receivables                            4,775        4,635       24,997
Goodwill                                       267,642      247,354      240,029
Intangibles, net                                 7,773          692           --
Other assets                                    83,913       69,923       95,158
                                            ----------   ----------   ----------
Total assets                                $  661,586   $  631,517   $  648,972
                                            ==========   ==========   ==========

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Notes payable                               $       --   $       62   $       --
Current maturities of long-term debt                --           --          218
Accounts payable                                33,544       38,055       35,181
Accrued expenses                                28,551       28,090       53,137
Current portion of monetized future
 billings                                       26,071       26,738       27,982
Deferred income                                 87,002      109,865       78,496
                                            ----------   ----------   ----------
Total current liabilities                      175,168      202,810      195,014

Long-term debt, less current maturities        218,000      187,000      200,015
Monetized future billings                       48,254       51,071       53,702
Other liabilities                               60,115       60,880       98,528
                                            ----------   ----------   ----------
Total long-term liabilities                    326,369      298,951      352,245

Total shareholders' equity                     160,049      129,756      101,713
                                            ----------   ----------   ----------
Total liabilities and shareholders' equity  $  661,586   $  631,517   $  648,972
                                            ==========   ==========   ==========

Note: Certain reclassifications to the June 2002 consolidated financial statements have been made to conform to the December 2002 and June 2003 presentation.

                                     -more-

ProQuest Reports Q2 2003 Earnings, Page 13 of 13

                        PROQUEST COMPANY AND SUBSIDIARIES
                          CONDENSED CASH FLOW SCHEDULE
                                 (In Thousands)

                                                    Year to Date           Second Quarter Ended
                                             -------------------------   -------------------------
                                               June 28,      June 29,      June 28,      June 29,
                                                 2003          2002          2003          2002
                                             -----------   -----------   -----------   -----------
Operating  activities:
Net earnings                                 $    23,523   $    18,429   $    12,287   $    10,151
Adjustments to reconcile net
 earnings to net cash provided
 by operating activities:
Depreciation and amortization                     29,409        23,649        14,515        11,532
Deferred income taxes                             15,163         3,140         5,551         4,306
Changes in operating assets and
 liabilities, net of acquisitions:
   Accounts receivable, net                       25,118        12,542           (54)        2,372
   Inventory, net                                   (430)           74           400            65
   Other current assets                           (1,978)       (5,000)          306          (408)
   Long-term receivables                            (140)       (1,797)       (1,285)         (795)
   Other assets                                     (234)        4,817         1,056         5,995
   Accounts payable                               (7,786)       (5,632)       (2,989)       (1,954)
   Accrued expenses                              (14,808)       (7,020)       (8,032)        1,937
   Deferred income                               (40,410)      (37,539)      (23,025)      (21,228)
   Other long-term liabilities                    (2,235)       (1,933)         (574)          143
   Other, net                                     (1,575)       (5,045)       (1,844)       (8,914)
                                             -----------   -----------   -----------   -----------
Net cash provided by (used in) operations         23,617        (1,315)       (3,688)        3,202

Investing activities:
Expenditures for property, plant,
 equipment and product masters                   (25,194)      (29,784)       (8,773)      (14,196)
Expenditures for software                         (9,110)      (11,665)       (3,394)       (6,534)
Acquisitions, net of cash acquired               (23,804)       (2,617)           --            --
Expenditures for discontinued operations          (1,708)      (12,611)       (1,708)      (11,165)
                                             -----------   -----------   -----------   -----------
Net cash used in investing activities            (59,816)      (56,677)      (13,875)      (31,895)

Financing activities:
Net decrease in short-term debt                      (87)         (770)          (34)         (272)
Proceeds from long-term debt                     285,400       110,750       145,450        78,150
Repayment of long-term debt                     (254,400)     (163,591)     (136,750)     (163,516)
Monetized future billings                         (3,484)       (7,854)       (2,362)       (3,955)
Repurchases of common stock                       (1,328)           --          (403)           --
Proceeds from sales of common stock, net              --       123,295            --       123,295
Proceeds from exercise of stock
 options, net                                      8,378         4,330         8,199         1,907
                                             -----------   -----------   -----------   -----------
Net cash provided by financing activities         34,479        66,160        14,100        35,609
Effect of exchange rate changes on cash              666           323           475           426
                                             -----------   -----------   -----------   -----------
(Decrease) Increase in cash and
 cash equivalents                                 (1,054)        8,491        (2,988)        7,342
Cash and cash equivalents,
 beginning of period                               1,782           495         3,716         1,644
                                             -----------   -----------   -----------   -----------
Cash and cash equivalents, end of period     $       728   $     8,986   $       728   $     8,986
                                             ===========   ===========   ===========   ===========

Note: Certain reclassifications to the 2002 cash flow statement have been made to conform to the 2003 presentation.

                                      ###